SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

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APPLIED MATERIALS

James C. Morgan

CHAIRMAN

CHIEF EXECUTIVE OFFICER

February 12, 2003

Dear Applied Materials Stockholder:

We cordially invite you to attend Applied Materials’ 2003 Annual Meeting of Stockholders, which will be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054 on Thursday, March 20, 2003 at 11:00 a.m.

At this year’s Annual Meeting, stockholders will be asked to elect ten directors. Additional information about the Annual Meeting is given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or over the Internet. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. Voting your proxy will ensure your representation at the Annual Meeting.

I urge you to carefully review the proxy materials and to vote FOR the director nominees.

I hope to see you at the March 20, 2003 Annual Meeting.

Sincerely,

James C. Morgan

3050 Bowers Avenue	Mailing Address:
Santa Clara, California 95054	Applied Materials, Inc.
Phone: (408) 727-5555	P.O. Box 58039
FAX: (408) 563-4635	Santa Clara, California 95052
Telex: 34-6332

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

Thursday, March 20, 2003

at 11:00 a.m.

The 2003 Annual Meeting of Stockholders of Applied Materials, Inc. will be held on Thursday, March 20, 2003 at 11:00 a.m. at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054 to conduct the following items of business:

1.	To elect ten directors to serve for a one-year term and until their successors have been elected and qualified.

2.	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Stockholders who owned shares of our stock at the close of business on Friday, January 24, 2003 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at 3050 Bowers Avenue, Santa Clara, California 95054 during normal business hours for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement.

By Order of the Board of Directors

Joseph J. Sweeney

Secretary

Santa Clara, California

February 12, 2003

PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of Applied Materials, Inc., a Delaware corporation, with its principal executive offices at 3050 Bowers Avenue, Santa Clara, California 95054. This proxy is for use at Applied Materials’ 2003 Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, March 20, 2003 at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054.

This proxy statement contains important information regarding Applied Materials’ 2003 Annual Meeting of Stockholders, the proposal on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

A number of abbreviations are used in this proxy statement. We refer to Applied Materials, Inc. as “Applied.” The term “proxy materials” includes this proxy statement, the enclosed proxy card, and Applied’s Annual Report and Form 10-K for fiscal 2002. References to “fiscal 2002” mean Applied’s 2002 fiscal year that began on October 29, 2001 and ended on October 27, 2002. Applied’s 2003 Annual Meeting of Stockholders is referred to as “the meeting.” Applied’s Board of Directors is referred to as the “Board.”

The Board is sending these proxy materials on or about February 12, 2003 to all stockholders of Applied as of the record date, January 24, 2003. Stockholders who owned Applied’s common stock at the close of business on January 24, 2003 are entitled to attend and vote at the meeting. On the record date, there were 1,655,200,035 shares of Applied’s common stock issued and outstanding.

Voting Procedures

As a stockholder of Applied, you have a right to vote on certain business matters affecting Applied. The proposal that will be presented at the meeting and upon which you are being asked to vote is discussed in the following section entitled “Proposal.” Each share of Applied’s common stock you own entitles you to one vote.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the meeting. Your shares will be voted in accordance with the instructions you indicate. If you do not indicate your voting instructions, your shares will be voted for the ten named nominees for directors and in the discretion of the proxies (as defined below) as to other matters that may properly come before the meeting.

Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. If you receive the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 12, 2003.

Voting over the Internet.    To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card. If you receive the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 12, 2003.

Voting in Person at the Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Applied Plan Participants.    If you are a participant in Applied’s Employee Savings and Retirement Plan (the “401(k) Plan”), your proxy will incorporate all shares you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares.

If you own shares through the Employees’ Stock Purchase Plan and do not vote, those shares will be voted in accordance with standard brokerage industry practices, as described below in this proxy statement under the section “Broker Non-Votes.”

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must:

•	enter a new vote over the Internet, by telephone or by signing and returning another proxy card at a later date;

•	provide written notice of the revocation to Applied’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, January 24, 2003, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares over the Internet, by telephone or by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposal

The votes required and the method of calculation for the proposal to be considered at the meeting (that is, the election of directors) is as follows: the ten nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “for” the nominees for election as directors or you may “withhold” your vote with respect to one or more nominees. There is no cumulative voting with respect to the election of directors. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal.

Broker Non-Votes

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect ten directors should be treated as a routine matter. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on this routine matter. To the extent your brokerage firm votes shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in Applied’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2003, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.appliedmaterials.com;

•	contacting our Investor Relations department toll-free at 1-800-882-0373; or

•	viewing our Form 10-Q for the second quarter of fiscal 2003 on the SEC’s website at www.sec.gov.

Householding of Proxy Materials

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Applied Materials, Inc., 2881 Scott Boulevard M/S 2038, Santa Clara, California 95050, Attn: Investor Relations, or visit our website at www.appliedmaterials.com. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Proxy Solicitation Costs

Applied will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. In addition to the estimated proxy solicitation cost of $20,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you. Applied currently does not intend to solicit proxies other than by mail and over the Internet.

PROPOSAL

The following proposal will be considered at the meeting:

Election of Directors

Nominees for directors are James C. Morgan, Dan Maydan, Michael H. Armacost, Deborah A. Coleman, Herbert M. Dwight, Jr., Philip V. Gerdine, Paul R. Low, Steven L. Miller, Gerhard H. Parker and Stan Shih. Each nominee is currently a director of Applied.

Additional information about the election of directors and a brief biography of each nominee are set forth below.

The Board unanimously recommends that you vote “FOR” each nominee.

Other Matters

Other than the election of directors, Applied’s Board does not intend to bring any other matters to be voted on at the meeting. Applied’s Board is not currently aware of any other matters that will be presented by others for action at the meeting.

ELECTION OF DIRECTORS

Nominees

The Board of Applied is elected each year at the Annual Meeting of Stockholders. The ten nominees receiving the highest number of votes will be elected at this year’s meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who may be designated by the Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2004 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal. Each nominee who appears in the following table is currently a director of Applied.

Name of Nominee	Age	Principal Occupation	Director Since
James C. Morgan	64	Chairman and Chief Executive Officer of Applied Materials, Inc.	1977

Dan Maydan	67	President of Applied Materials, Inc.	1992

Michael H. Armacost	65	Shorenstein Distinguished Fellow at the Asia/Pacific Research Center, Stanford University	1993

Deborah A. Coleman	50	General Partner of SmartForest Ventures LLC, Chairman of the Board of Teseda Corporation and Chairman of the Board of Finatus, Inc.	1997

Herbert M. Dwight, Jr.	72	Retired Chief Executive Officer of Optical Coating Laboratory, Inc.	1981

Philip V. Gerdine	63	Retired Executive Director (Overseas Acquisitions) of Siemens AG	1976

Paul R. Low	69	Chief Executive Officer of P.R.L. Associates	1992

Steven L. Miller	57	Chairman and President of SLM Discovery Ventures, Inc., Retired Chairman, President and CEO of Shell Oil Company	1999

Gerhard H. Parker	59	Retired Executive Vice President, New Business Group, Intel Corporation	2002

Stan Shih	58	Chairman, Chief Executive Officer and Co-Founder of The Acer Group	2000

There is no family relationship between any of the nominees, directors, or any of Applied’s executive officers. Applied’s executive officers serve at the discretion of the Board. Detailed information about Applied’s directors is provided below.

Directors

James C. Morgan has been Chairman of Applied Materials, Inc. since 1987 and Chief Executive Officer of Applied Materials, Inc. since February 1977. Mr. Morgan is a director of Cisco Systems, Inc.

Dan Maydan has been President of Applied Materials, Inc. since December 1993 and served as Chairman of Applied Komatsu Technology, Inc. from December 1991 to October 1998. From 1990 to December 1993, he was Executive Vice President of Applied Materials, Inc. Dr. Maydan is a director of Electronics for Imaging, Inc. and Drexler Technology Corporation.

Michael H. Armacost has been a Shorenstein Distinguished Fellow at the Asia/Pacific Research Center, Stanford University, since September 2002. From October 1995 to June 2002, he was President of The Brookings

Institution, a non-partisan public policy research organization. From September 1993 through September 1995, he was a Distinguished Senior Fellow and Visiting Professor at the Asia/Pacific Research Center, Stanford University. From 1989 to 1993, he was the U.S. Ambassador to Japan. Mr. Armacost is a director of AFLAC Incorporated, Cargill, Incorporated and USEC Inc.

Deborah A. Coleman has been general partner of SmartForest Ventures LLC, a venture capital firm, since October 1999. Ms. Coleman has also served as Chairman of the Board of Teseda Corporation, a developer of test products for integrated circuit manufacturers, since June 2001, and Chairman of the Board of Finatus, Inc., a provider of online environmental, health and safety regulatory compliance services, since August 2002. From March 1994 to September 2001, she was the Chair of Merix Corporation, a manufacturer of interconnect solutions for use in electronic equipment, and served as Chief Executive Officer of Merix Corporation from March 1994 to September 1999. From November 1992 through March 1994, she was the Vice President of Materials Operations at Tektronix, Inc. Ms. Coleman is a director of Synopsys, Inc.

Herbert M. Dwight, Jr. served as Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, from 1991 until his retirement in 1998.

Philip V. Gerdine served as Executive Director (Overseas Acquisitions) of Siemens AG, Munich, Germany, a manufacturer of electrical and electronic products, from 1990 until his retirement in 1998. Dr. Gerdine is a director of Kulicke and Soffa Industries, Inc.

Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From July 1990 to July 1992, Dr. Low was a Vice President and General Manager of Technical Products of International Business Machines Corporation. Dr. Low is a director of Solectron Corporation and Veeco Instruments Inc.

Steven L. Miller has been Chairman and President of SLM Discovery Ventures, Inc., a company engaged in management and public service consulting, since September 2002. From July 1999 to August 2002, he was Chairman, President and Chief Executive Officer of Shell Oil Company, an oil and natural gas producer, natural gas marketer and petrochemical manufacturer. From 1996 to 1999, Mr. Miller was a managing director of the Royal Dutch/Shell Group of Companies. Mr. Miller is Chairman of the United Way of the Texas Gulf Coast and The Points of Light Foundation, and former Chairman of the Greater Houston Partnership. He serves on the Board of Trustees of Rice University and is a director of the University of Illinois Foundation and of the Texas Southern University Foundation. He also serves on the board of advisors for Rice University’s James A. Baker III Institute for Public Policy. He is honorary Chairman of the Diversity Journal.

Minoru Morio, 63, has served as a director of Applied Materials, Inc. since 2001. Mr. Morio has served as Vice Chairman and Director of Sony Corporation, a leading manufacturer of audio, video, communications and information technology products, since June 2000 and Chief Production Officer of Sony Corporation since August 2002. Mr. Morio has also served as Chairman of Sony EMCS Corporation since April 2001, Chairman of Sony Ericsson Mobile Communications Japan, Inc. since October 2001 and Executive Deputy President and Representative Director, Technology, of Sony Corporation since June 1999. From April 1996 to June 1999, Mr. Morio served as Executive Deputy President and Representative Director, Chief Technology Officer of Sony Corporation. Mr. Morio is a director of Oki Electric Industry Co., Ltd. Mr. Morio’s term as director will end on March 20, 2003, and he is not standing for election to the Board at the meeting.

Gerhard H. Parker served as Executive Vice President, New Business Group, of Intel Corporation, a leading manufacturer of chips and computer networking and communications products, from 1998 until his retirement in May 2001. From 1988 to 1998, Dr. Parker was Senior Vice President of Intel’s Technology and Manufacturing Group. Dr. Parker is a member of the Board of Trustees of the UC Davis Foundation and a director of FEI Company.

Stan Shih is Chairman, Chief Executive Officer and co-founder of The Acer Group, Taipei, Taiwan, a manufacturer of personal computers, communications products, consumer electronics and Internet services and appliances, established in 1976. Mr. Shih has been an advisor to the Republic of China’s Presidential Office and a member of the Republic of China’s Space Program Steering Committee since 1996. Mr. Shih is an advisor to Malaysia’s Multimedia Super Corridor and a director of Taiwan Semiconductor Manufacturing Company.

Board and Committee Meetings

The Board met four times during fiscal 2002. Each director attended at least 75% of all Board and applicable committee meetings during fiscal 2002, except Mr. Miller, who attended 71% of the meetings. The table below describes the Audit Committee, Corporate Governance and Nominating Committee and Human Resources and Compensation Committee of the Board.

Committees of the Board of Directors	Primary Functions of the Committees	Number of Meetings Held in 2002

Audit Committee

Members: Michael H. Armacost† Deborah A. Coleman Philip V. Gerdine* Gerhard H. Parker Stan Shih Alternate Members: Paul R. Low Steven L. Miller

•   oversee Applied’s financial statements, system of internal controls,

    and auditing, accounting and financial reporting processes

•   appoint, compensate, evaluate and, where appropriate, replace independent accountants

•   oversee Applied’s tax, legal, regulatory and ethical compliance

•   review annually the Audit Committee charter

•   review and pre-approve audit and permissible non-audit services

•   review and approve all related-party transactions

•   oversee and review Applied’s ethics policies and procedures,

    including the Ombudsman process as a procedure for receiving,

    retaining and treating complaints or concerns

4

* Chairman † Ethics Ombudsman

Corporate Governance and Nominating Committee

Members: Michael H. Armacost Deborah A. Coleman Herbert M. Dwight, Jr. Philip V. Gerdine Paul R. Low Steven L. Miller Gerhard H. Parker Stan Shih

•   identify qualified candidates for election to the Board

•   oversee the composition, structure and evaluation of the Board and its committees

•   develop and maintain a set of corporate governance principles

•   monitor and safeguard the independence of the Board

*

*	The Corporate Governance and Nominating Committee was formed in March 2002. The Committee did not hold any meetings during fiscal 2002 but met subsequent to the end of fiscal 2002 to recommend to the Board each of the nominees for election to the Board, as presented in this proxy statement.

Committees of the Board of Directors	Primary Functions of the Committees	Number of Meetings Held in 2002

Human Resources and Compensation Committee

Members: Herbert M. Dwight, Jr. Paul R. Low Steven L. Miller* Alternate Members: Michael H. Armacost Deborah A. Coleman	• evaluate and oversee Applied’s primary strategies for employee and executive development • determine compensation policies applicable to Applied’s executive officers • determine the compensation of the Chief Executive Officer • administer the Senior Executive Bonus Plan • oversee significant employee benefits programs, policies and plans relating to Applied’s employees and executives • oversee human resources programs, compensation, benefits and equity plan matters	3

*	Chairman

The Corporate Governance and Nominating Committee considers nominees proposed by stockholders. If you would like our Corporate Governance and Nominating Committee to consider a prospective nominee, please submit the candidate’s name and qualifications in writing to: Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, M/S 2064, Santa Clara, California 95050.

Copies of the charters for the Audit Committee, Corporate Governance and Nominating Committee, and Human Resources and Compensation Committee are attached as Appendix A, B, and C, respectively, to this proxy statement. In addition, our Corporate Governance Guidelines are attached as Appendix D to this proxy statement.

Compensation of Directors

Directors who are officers of Applied do not receive any additional compensation for their services as directors. During fiscal 2002, non-employee directors of Applied received the following compensation:

•	a quarterly retainer of $4,500 during the first quarter and $5,000 during the second, third and fourth quarters;

•	a fee of $2,700 for each Board meeting attended during the first quarter and $3,000 for each Board meeting attended during the second, third and fourth quarters;

•	a fee of $500 for each committee meeting attended if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

Mr. Morio and Ms. Coleman were also compensated by having assistance in the preparation of certain of their tax returns.

Non-employee directors participate in one equity compensation plan, the 1995 Equity Incentive Plan. During fiscal 2002, non-employee directors received the following non-qualified stock options:

•	24,000 shares on the date he or she was first elected or appointed to the Board; and

•	14,000 shares on the last business day of each full fiscal year during which he or she served on the Board.

The annual option grant of 14,000 shares was made only if the non-employee director was a member of the Board for the entire fiscal year and was not an employee of Applied or any of its affiliates for any part of that fiscal year.

The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. The annual option grant to non-employee directors at the end of fiscal 2002 of 14,000 shares of common stock was made on October 25, 2002 at an exercise price of $14.51 per share. Assuming continued service on the Board, all non-employee director options become exercisable in four annual installments beginning one year from the date of grant. Exercisability for some or all options may be accelerated if the director dies or retires. The options expire no later than seven years after the date of grant (up to eight years after grant in the event of the director’s death).

For fiscal 2003, the fee for each committee meeting attended was changed to $1,000 and applies whether or not the Board meets on the same day. The initial appointment grant for non-employee directors was increased to 30,000 shares for grants made during fiscal 2003 and later. Similarly, the annual option grant to non-employee directors who serve the entire fiscal year was increased to 15,000 shares for grants made during fiscal 2003 and later.

PRINCIPAL STOCKHOLDERS

The following table indicates how much common stock is beneficially owned as of October 27, 2002 by (a) each of the directors and director nominees, (b) each of the named executive officers, and (c) the directors and executive officers as a group. In general, “beneficial ownership” refers to shares that a director or executive officer has the power to vote, or the power to dispose of, and stock options that are exercisable currently or become exercisable within 60 days of October 27, 2002. No person or entity was known by Applied to own 5% or more of Applied’s common stock as of October 27, 2002.

Name	Shares Beneficially Owned
	Number(1)		Percent
Non-Employee Directors:
Michael H. Armacost	280,944	(2)	*
Deborah A. Coleman	53,000	(3)	*
Herbert M. Dwight, Jr.	429,000	(4)	*
Philip V. Gerdine	131,000	(5)	*
Paul R. Low	59,000	(6)	*
Steven L. Miller	90,200	(7)	*
Minoru Morio	14,400	(8)	*
Gerhard H. Parker	13,284	(9)	*
Stan Shih	34,600	(10)	*

Named Executive Officers:
James C. Morgan	6,768,147	(11)	*
Dan Maydan	3,509,470	(12)	*
Joseph R. Bronson	483,065	(13)	*
Sasson Somekh	4,010,253	(14)	*
David N.K. Wang	3,280,193	(15)	*

Directors and Executive Officers as a Group (14 persons)	19,156,556	(16)	1.16%

*	Less than 1%
(1)	Except as subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2)	Includes options to purchase 59,000 shares that were exercisable within 60 days of October 27, 2002.
(3)	Consists of options to purchase 53,000 shares that were exercisable within 60 days of October 27, 2002.
(4)	Includes options to purchase 59,000 shares that were exercisable within 60 days of October 27, 2002.
(5)	Includes options to purchase 59,000 shares that were exercisable within 60 days of October 27, 2002.
(6)	Consists of options to purchase 59,000 shares that were exercisable within 60 days of October 27, 2002.
(7)	Includes options to purchase 86,200 shares that were exercisable within 60 days of October 27, 2002.
(8)	Consists of options to purchase 14,400 shares that were exercisable within 60 days of October 27, 2002.
(9)	Includes 484 shares held in a family foundation.
(10)	Consists of options to purchase 34,600 shares that were exercisable within 60 days of October 27, 2002.
(11)	Includes 320,000 shares held in a foundation for charitable purposes and options to purchase 2,000,000 shares that were exercisable within 60 days of October 27, 2002.
(12)	Includes 2,034,842 shares held in family trusts and partnerships, 83,024 shares held for charitable purposes and options to purchase 1,222,000 shares that were exercisable within 60 days of October 27, 2002.
(13)	Includes 6,912 shares held as custodian for and 400 shares held as joint tenant with certain of Mr. Bronson’s relatives, 56,752 shares held in a family trust and options to purchase 370,000 shares that were exercisable within 60 days of October 27, 2002.
(14)	Includes 2,409,696 shares held in family trusts and partnerships, 144,766 shares held in a family foundation and 1,080,000 shares that were exercisable within 60 days of October 27, 2002.
(15)	Includes 129,000 shares held in a family foundation, 45,708 shares as custodian for certain of Dr. Wang’s relatives and options to purchase 1,080,000 shares that were exercisable within 60 days of October 27, 2002.
(16)	Includes options to purchase 6,176,200 shares that were exercisable within 60 days of October 27, 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table shows compensation information during each of Applied’s last three fiscal years for the Chief Executive Officer and the next four most highly compensated executive officers (collectively, the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation				All Other Compen- sation(2) ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Awards			Payouts
					Restricted Stock Awards ($)	Securities Underlying Options (#)		LTIP Payouts ($)
James C. Morgan Chairman and Chief Executive Officer	2002 2001 2000	854,058 809,558 835,769	0 0 3,000,000	0 0 0	0 0 0	400,000 800,000 400,000	(1) (1)	0 0 0	9,000 7,650 7,650

Dan Maydan President	2002 2001 2000	719,712 682,212 725,385	0 0 3,000,000	0 0 0	0 0 0	350,000 700,000 350,000	(1) (1)	0 0 0	9,000 7,650 7,650

Joseph R. Bronson Executive Vice President, Global Executive Committee and Chief Financial Officer	2002 2001 2000	516,347 454,808 481,539	0 0 2,404,750	0 0 0	0 0 0	240,000 480,000 240,000	(1) (1)	0 0 0	9,000 7,650 7,650

Sasson Somekh Executive Vice President, Chairman, Global Executive Committee	2002 2001 2000	516,347 454,808 481,539	0 0 2,404,750	0 0 0	0 0 0	240,000 480,000 240,000	(1) (1)	0 0 0	9,000 7,650 7,650

David N.K. Wang Executive Vice President, Global Executive Committee	2002 2001 2000	516,347 454,808 481,539	0 0 2,404,750	0 0 0	0 0 0	240,000 480,000 240,000	(1) (1)	0 0 0	9,000 7,650 7,650

(1)	This number gives effect to a 100% stock dividend on all outstanding shares of Applied common stock that was distributed on April 16, 2002.
(2)	The amounts in this column consist of matching contributions made by Applied under the Employee Savings and Retirement Plan (the “401(k) Plan”), a plan providing for broad-based employee participation.

Option Grants

The following table shows all options to acquire shares of Applied’s common stock granted to the named executive officers during the fiscal year ended October 27, 2002.

Stock Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Individual Grants(1)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		% of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price ($/Share)
					5%	10%
James C. Morgan	400,000	4.63%	$20.99	11/27/08	3,417,201	7,963,531
Dan Maydan	350,000	4.05%	$20.99	11/27/08	2,990,051	6,968,090
Joseph R. Bronson	240,000	2.78%	$20.99	11/27/08	2,050,321	4,778,119
Sasson Somekh	240,000	2.78%	$20.99	11/27/08	2,050,321	4,778,119
David N.K. Wang	240,000	2.78%	$20.99	11/27/08	2,050,321	4,778,119

(1)	The options in this table were granted on November 27, 2001 and have an exercise price per share equal to 100% of the fair market value of Applied’s common stock on the grant date. Assuming continued employment with Applied, half of the options will become exercisable on July 15, 2003, and the remaining half of the options will become exercisable on July 15, 2004. The options may become exercisable sooner if the officer dies or retires. Applied has not granted any stock appreciation rights.
(2)	As required by SEC rules, these columns show gains that may exist for the respective options, assuming that the market price for Applied’s common stock appreciates from the date of grant over a period of seven years at the annual rates of 5% and 10%, respectively. These numbers are not estimates of our future stock price performance and are not necessarily indicative of our future stock price performance. If the price of Applied’s common stock does not increase above the exercise price, no value will be realizable from these options.
(3)	Although the actual number of options granted to the named executive officers is consistent with previous years, the percentages shown appear higher than historical averages because of the timing of the option grants to other employees. For the three fiscal years preceding fiscal 2002, these percentages averaged between 0.7% and 1.2% for each of the named executive officers.

Option Exercises

The following table shows all stock options exercised by the named executive officers during the fiscal year ended October 27, 2002, and the number and value of options they held as of the end of fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Morgan	0	0	2,000,000	2,240,000	14,310,400	0
Dan Maydan	0	0	1,222,000	1,960,000	7,497,160	0
Joseph R. Bronson	110,000	2,014,355	370,000	1,360,000	353,500	0
Sasson Somekh	0	0	1,080,000	1,360,000	7,155,200	0
David N.K. Wang	0	0	1,080,000	1,360,000	7,155,200	0

(1)	The value realized equals the difference between the option exercise price and the fair market value of Applied’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Applied’s common stock on October 25, 2002 (the last day of trading for the fiscal year ended October 27, 2002), multiplied by the number of shares underlying the options. The closing price of Applied’s common stock on October 25, 2002, as reported on the Nasdaq National Market, was $14.51 per share.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Composition.    The Audit Committee (the “Committee”) of the Board is composed of the five directors named below. Each member of the Committee meets the independence and financial experience requirements of the Nasdaq Stock Market currently in effect.

Responsibilities.    The Committee operates under a written charter that has been adopted by the Board. The Audit Committee is responsible for general oversight of Applied’s auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory and ethical compliance. Applied’s management is responsible for maintaining: (a) Applied’s books of account and preparing periodic financial statements based thereon; and (b) the system of internal controls. The independent accountants are responsible for auditing Applied’s annual financial statements.

Review with Management and Independent Accountants.    In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and the independent accountants Applied’s audited consolidated financial statements contained in Applied’s Annual Report on Form 10-K for Applied’s 2002 fiscal year.

2.	The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.	The Audit Committee has received from the independent accountants, PricewaterhouseCoopers LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with PricewaterhouseCoopers LLP the independent accountants’ independence.

4.	The Audit Committee has considered whether the provision of services covered by Audit Fees and All Other Fees is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Based on the review and discussion referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Applied’s Annual Report on Form 10-K for fiscal 2002, for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers LLP as Applied’s independent accountants for fiscal 2003.

This report is submitted by the Audit Committee.

Philip V. Gerdine (Chairman)

Michael H. Armacost

Deborah A. Coleman

Gerhard H. Parker

Stan Shih

Audit and Related Fees

The Audit Committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees and its appointment of PricewaterhouseCoopers LLP as Applied’s independent accountants, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of Applied’s annual consolidated financial statements for fiscal 2002 and the review of the consolidated financial statements included in Applied’s Forms 10-Q for fiscal 2002 were $783,000.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by PricewaterhouseCoopers LLP to Applied for financial information systems design and implementation fees for fiscal 2002.

All Other Fees.    The aggregate fees billed to Applied for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2002, mainly for tax services and statutorily required audits in certain locations outside the U.S. where Applied has operations, were $1,789,000.

Human Resources and Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Human Resources and Compensation Committee (the “Committee”) provides oversight of the appropriate development of the human capabilities of Applied. The Committee’s most important goal is to oversee Applied’s programs that foster employee and executive development. In furtherance of its primary goal, the Committee also determines executive compensation and oversees significant employee benefits programs, policies and plans relating to Applied’s employees and executives. In its role of determining executive compensation, the Committee seeks to provide that the Chief Executive Officer, other officers, and key management of Applied are compensated and motivated effectively in a manner consistent with Applied’s business objectives, competitive practices/trends, the requirements of appropriate regulatory bodies, Applied’s compensation strategy, and fiduciary and corporate responsibilities, including internal equity considerations. In carrying out its duties, the Committee has access to independent compensation consultants and outside survey data. The Committee, which is currently comprised of three non-employee, outside directors, reports regularly to the Board.

In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of Applied’s Chief Executive Officer and the next four most highly compensated executive officers.

Compensation Philosophy.    In developing Applied’s executive compensation policies, our Committee has relied on two principal objectives: (1) attracting, rewarding and retaining officers; and (2) motivating our officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, our Committee has adopted the following overriding policies:

•	pay compensation that is competitive with the practices of other leading high technology companies;

•	set challenging performance goals for our officers and provide a short-term incentive through a bonus plan that is based upon achievement of these goals; and

•	align the interests of our officers with those of our stockholders and retain those individuals with the leadership abilities necessary for increasing long-term stockholder value by providing a long-term and significant incentive in the form of stock options.

Total Annual Compensation.    We determine each officer’s target total annual cash compensation (salary and bonus), after reviewing similar compensation information from approximately 20 companies in the high technology industry. These companies compete with Applied for executive talent and/or have revenues comparable to Applied’s revenues. Applied’s goal is to target base pay near the median level and total cash compensation based on achieved performance goals. Achievement of targeted goals would result in total cash compensation at approximately the market 75th percentile.

Senior Executive Bonus Plan.    Our Committee developed and approved specific performance targets for the fiscal year 2002 bonus plan. Bonuses are paid to the named executive officers under the bonus plan only if performance goals that we set at the beginning of the fiscal year are achieved. Accordingly, the actual bonuses paid will vary depending on actual performance. The Committee can choose a range of performance measures as specified in the plan document that was approved by stockholders. For a number of years the Committee has chosen to use two equally weighted performance goals: (1) growth in Applied’s annual revenue; and (2) achievement of certain levels of return on sales, that is, Applied’s net profit as a percentage of Applied’s annual sales.

Following the end of fiscal 2002, the Committee compared Applied’s actual performance to targeted performance for the year and applied the fiscal 2002 bonus formula to this actual performance. This calculation resulted in proposed partial bonuses for our named executive officers (in amounts substantially less than the targeted bonuses for the year). However, as recommended by Mr. Morgan, the Committee exercised its discretion and determined not to pay any bonus to Mr. Morgan, Dr. Maydan, Mr. Bronson, Dr. Somekh and Dr. Wang for fiscal 2002 (under this plan or under any other arrangement).

Bonuses.    Additionally, our Committee has the power to set target bonuses for each officer (other than named executive officers) based on his or her potential impact on Applied’s operating and financial results and based on market competitive pay practices. The actual bonus that is paid to each officer under the Corporate Executive Incentive Plan depends on the achievement of business unit and financial performance goals and overall Company performance, for example, increasing business unit profitability, customer satisfaction and market share and Applied’s earnings per share. Each year, we adjust the performance goals in light of general business conditions and our corporate strategies for the year. For fiscal 2002, our Committee directed Applied management to set bonus targets and plan performance goals for each officer using our compensation philosophy.

Stock Options.    Our Committee strongly believes that stock options motivate our officers to maximize stockholder value and to remain employed with Applied despite a competitive labor market. All Applied stock options have a per share exercise price equal to the fair market value of Applied’s stock on the grant date.

The number of options our Committee grants to each officer and each option’s vesting schedule are determined based on a variety of factors, including: (1) the executive’s position at Applied; (2) his or her individual performance; (3) the number of options the executive already holds; and (4) other factors, including an estimate of the potential value of the options and independent equity compensation survey data. In fiscal 2002, our Committee relied upon these factors to approve stock option grants for the named executive officers and other senior officers, and for any other individual grants of more than 60,000 shares. All other grants were approved by our Chief Executive Officer, Mr. Morgan, after consultation with Human Resources, and pursuant to guidelines approved by our Committee.

Compensation of Chief Executive Officer.    During fiscal 2002, Mr. Morgan received a salary of $854,058. Effective February 2002, the Committee set Mr. Morgan’s salary rate at $890,000 per year. This change restored Mr. Morgan’s salary rate to the level that originally was approved by the Committee in December 2000. Due to deteriorating business conditions, Mr. Morgan recommended to the Committee in December 2000 that his salary, as well as the salary for all other officers, not be increased as the Committee had approved. Additionally, in February 2001, Mr. Morgan further recommended that salaries be reduced by 10%; in

May 2001, he recommended that the already reduced salaries be cut by an additional 5.56%. The Committee accepted all these recommendations and salaries were reduced accordingly. In February 2002, the salary rates of the other executive officers also were restored to the levels originally approved in December 2000.

In setting Mr. Morgan’s target bonus under the bonus plan, our Committee relied on market competitive pay data and the strong belief that Mr. Morgan, as Chief Executive Officer, significantly and directly influences Applied’s overall performance. As explained under “Senior Executive Bonus Plan” above, applying the bonus formula put into place at the beginning of fiscal 2002 to Applied’s actual performance for the year resulted in a proposed bonus to Mr. Morgan for 2002 (although significantly less than the targeted bonus amount). However, Mr. Morgan recommended that he not receive a bonus for fiscal 2002. The Committee considered Mr. Morgan’s recommendation and determined not to pay him a bonus for fiscal 2002.

Tax Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, Applied generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Both Applied’s 1995 Equity Incentive Plan and the Senior Executive Bonus Plan permit our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Applied. Our Committee currently intends to continue seeking a tax deduction for all of Applied’s executive compensation, to the extent we determine it is in the best interests of Applied.

This report is submitted by the Human Resources and Compensation Committee.

Steven L. Miller (Chairman)

Herbert M. Dwight, Jr.

Paul R. Low

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, none of Applied’s executive officers served on the board of directors of any entities whose directors or officers serve on Applied’s Human Resources and Compensation Committee. No current or past executive officers of Applied or its subsidiaries serve on our Human Resources and Compensation Committee.

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph shows a comparison of the five-year cumulative total return for Applied’s common stock, the Standard & Poor’s 500 Index and the RDG Semiconductor Composite Index, each of which assumes an initial value of $100 and reinvestment of dividends. Applied’s stock price performance shown in the following graphs is not indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG APPLIED MATERIALS, INC., THE S&P 500 INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

	10/26/97	10/25/98	10/31/99	10/29/00	10/28/01	10/27/02
Applied Materials, Inc.	$100	102	269	288	221	174
S&P 500 Index	$100	122	153	163	122	99
RDG Semiconductor Composite Index	$100	98	227	256	136	87

In previous years, Applied has compared the performance of its common stock in its performance graph against the JP Morgan H&Q Semiconductor Index. As of April 4, 2002, this index is no longer published. As shown in the graph above, Applied has selected the RDG Semiconductor Composite Index as its new industry index. For ease of comparison, Applied has included a transitional graph below which shows a comparison of the five-year cumulative total return for Applied’s common stock, the Standard & Poor’s 500 Index, the RDG Semiconductor Composite Index and the JP Morgan H&Q Semiconductor Index through October 28, 2001. The graph assumes an initial value of $100 and reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG APPLIED MATERIALS, INC., THE S&P 500 INDEX,

THE JP MORGAN H&Q SEMICONDUCTOR INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

	10/27/96	10/26/97	10/25/98	10/31/99	10/29/00	10/28/01
Applied Materials, Inc.	$100	250	254	672	720	551
S&P 500 Index	$100	132	161	203	215	161
JP Morgan H&Q Semiconductor Index	$100	155	142	348	507	245
RDG Semiconductor Composite Index	$100	175	202	285	836	319

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Applied’s directors and executive officers, and holders of more than 10% of Applied’s common stock, to file with the SEC reports about their ownership of common stock and other equity securities of Applied. Such officers, directors and 10% stockholders are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during fiscal 2002, all Section 16(a) filing requirements were satisfied on a timely basis.

Relationship with Independent Public Accountants

The firm of independent accountants selected by the Audit Committee for fiscal 2003 is PricewaterhouseCoopers LLP. The Board expects that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so, and will be available to respond to appropriate questions.

No Incorporation by Reference

In Applied’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graphs of this proxy statement, the “Audit Committee Report” and the “Human Resources and Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2003 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of Applied’s common stock.

Stockholder Proposals—2004 Annual Meeting

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules and Applied’s Bylaws. If you would like us to consider including a proposal in our proxy statement next year, it must be received at our offices on or before October 13, 2003. If you intend to submit a proposal at the 2004 Annual Meeting of Stockholders but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before December 26, 2003. Our Bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of the requirements contained in our Bylaws, please contact: Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, M/S 2064, Santa Clara, California 95050.

YOU MAY OBTAIN A COPY OF APPLIED’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 27, 2002 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO APPLIED MATERIALS, INC., 2881 SCOTT BOULEVARD M/S 2038, SANTA CLARA, CALIFORNIA 95050, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.APPLIEDMATERIALS.COM.

By Order of the Board of Directors

Santa Clara, California

February 12, 2003

Appendix A—Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Applied Materials, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures and disclosure controls and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Committee shall also review and approve related-party transactions (as defined by applicable law, including SEC and Nasdaq rules). The Committee further aids the Board in its oversight of the Company’s tax, legal, regulatory and ethical compliance.

In carrying out this function, the Committee shall serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; review and evaluate the qualifications and independence of the Company’s independent accountants; approve all audit and permissible non-audit services provided by the Company’s independent accountants; review and evaluate the audit efforts of the Company’s independent accountants and the Internal Auditor; and provide open communication among the independent accountants, financial and senior management, legal counsel, the Internal Auditor, Ombudsman and the Board.

The Committee will fulfill its oversight role primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Committee shall be comprised of three or more directors, as determined by the Board and as elected by the Board, each of whom shall be independent as determined in accordance with applicable law (including SEC and Nasdaq rules). All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including SEC and Nasdaq rules). At least one member of the Committee shall be a “financial expert” as defined by SEC rules. The Committee Chair must have accounting or financial expertise.

III.    MEETINGS

The Committee shall meet regularly, but at least quarterly (or more frequently as appropriate). The quarterly meetings shall include separate executive sessions, with management, the Internal Auditor and the independent accountants. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

IV.    RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. Company management is responsible for maintaining the Company’s books of account and preparing periodic financial statements based thereon, and the independent accountants are responsible for auditing the Company’s annual financial statements.

The Committee shall prepare any report from the Committee that SEC rules require be included in the Company’s periodic reports. The Committee shall review and approve all related-party transactions for which audit committee approval is required by applicable law (including SEC and Nasdaq rules). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such firm shall report directly to the Committee.

To fulfill its responsibilities, the Committee will:

Documents/Reports Review

•	Review with senior financial management and the independent accountants prior to filing the Company’s interim financial information, earnings press release and the financial information contained in the Company’s quarterly reports on Form 10-Q, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; and (ii) any management certifications related thereto. The Chair may represent the Committee for purposes of this review.

•	Review the Company’s annual financial statements and any other reports or financial information deemed appropriate by the Committee, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; (ii) any management certifications related thereto; and (iii) any certification, report, opinion or review rendered by the independent accountants.

•	Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Committee has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards No. 61 (“SAS 61”) (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with the independent accountants; and has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

•	Review any reports submitted by the independent accountants, including a report, if prepared, relating to: (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

•	At least annually, obtain and review a report by the independent accountants describing: (i) the independent accountants’ internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accounting firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent accountants and the Company (to assess the independent accountants’ independence).

•	Review this Charter at least annually; recommend to the Board appropriate changes to the Charter; and assure that the Charter is included as an appendix to the annual stockholders’ meeting proxy statement at least every three years, or promptly after any significant amendment to the Charter.

Control Processes

•	Review with management and the independent accountants at the completion of the annual audit of the Company’s consolidated financial statements and prior to filing of the Annual Report on Form 10-K:

•	The Company’s annual consolidated financial statements and related footnotes;

•	The independent accountants’ audit of the financial statements and their report thereon;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any difficulties or disputes with management encountered during the course of the audit; and

•	Any additional matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards, including the independent accountants’ judgment about such matters as the quality (not just the acceptability), of the Company’s accounting practices, as well as other items set forth in SAS 61.

•	Review with management, the independent accountants and the Internal Auditor on a continuing basis the adequacy and integrity of the Company’s system of auditing and accounting procedures; the Company’s financial reporting processes, both internal and external; the Company’s system of internal controls; the Company’s disclosure controls and procedures; and the disclosure regarding internal controls and disclosure controls and procedures required by SEC rules to be contained in the Company’s periodic reports and the attestations or reports relating to such disclosure.

•	Review with the independent accountants, management and/or the Internal Auditor the appropriateness of accounting principles followed by the Company, as well as changes in accounting principles and their impact on the financial statements.

Independent Accountants

The Committee is directly responsible for the appointment, compensation, oversight, evaluation and, where appropriate, replacement of the registered public accounting firm that serves as the Company’s independent accountants. The Committee shall have the sole authority to engage and remove the independent accountants and to approve all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants. The independent accountants shall report directly to the Committee.

The Committee will:

•	Pre-approve in accordance with applicable law (including SEC and Nasdaq rules) all audit and permissible non-audit services provided to the Company by the independent accountants. The Committee may delegate this responsibility to one or more members of the Committee.

•	Obtain annually from the firm of independent accountants a formal written statement delineating all of its relationships with the Company, including all non-audit services and associated fees.

•	Review and discuss with the independent accountants any disclosed relationships or services that might impact the accountants’ objectivity or independence.

•	Take appropriate action, if any, to ensure the independence of the independent accountants.

•	Conduct other reviews, as appropriate, to assist in the Committee’s oversight of the performance of the independent accountants, including, for example, reviewing the proposed audit plan each year, reviewing the proposed work plans of the independent accountants and Internal Audit for overlap and coordination, and reviewing comments from prior periods.

•	Review any reports submitted to the Committee by the independent accountants.

Internal Audit

•	Review with management and the Internal Auditor: the annual audit plan and any changes thereto; significant findings during the year and management’s responses thereto; the effectiveness and adequacy of the Internal Audit department; and the performance, evaluation, and/or the appointment and replacement of the head of Internal Audit.

Legal and Ethical Compliance

•	Oversee and review periodically with management, legal counsel, the Ombudsman, and other experts, as appropriate, the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and with the Company’s ethical standards, and the results of these compliance efforts.

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct, as required by the policies of the Company.

•	Oversee the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns, including confidential and anonymous submissions, received by the Company regarding accounting, internal accounting controls, auditing or other matters in compliance with applicable law (including SEC rules).

•	Review periodically with management, legal counsel and other experts, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements.

Other Responsibilities

•	Oversee and review periodically with management the Company’s policies relating to finance, capital expenditures, investment, risk management, asset management, information management, and the security of its intellectual and physical assets.

•	Review with management other finance, tax, legal and/or administrative issues that the Committee or the Board deems necessary or appropriate.

•	Make reports and recommendations to the Board of Directors on matters within the scope of its functions.

•	Review and approve, where appropriate, all related-party transactions.

•	Engage independent counsel and other advisors, as it deems necessary or appropriate to carry out its duties, with funding provided by the Company.

•	In addition to the activities described above, the Committee will perform such other functions as necessary or appropriate under law, the Company’s charter and/or Bylaws, and the resolutions and other directives of the Board.

Appendix B—Corporate Governance and Nominating Committee Charter

CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF

THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary function of the Corporate Governance and Nominating Committee (“Committee”) of the Board of Directors (“Board”) of Applied Materials, Inc. (“Company”) is to assist the Board in identifying individuals qualified to be directors, overseeing the composition, structure and evaluation of the Board and its committees, and developing and maintaining a set of corporate governance principles applicable to the Company.

II.    COMPOSITION

The Committee shall be comprised of not less than three directors, each of whom shall be independent, as such term is defined by SEC and Nasdaq rules. Members of the Committee shall be appointed and may be removed by the Board.

III.    RESPONSIBILITIES AND DUTIES

In carrying out the purposes set forth above, the Committee shall:

•	Identify qualified candidates for the Board, evaluate candidates, and approve director nominees to be recommended for election by stockholders at the Company’s Annual Meeting of Stockholders. Director nominees shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and, together with other nominees, shall effectively serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals.

•	Review from time to time the skills and characteristics necessary and appropriate for directors in the context of the Board’s current composition, including such factors as business experience, international background, diversity, and knowledge of technology, manufacturing, operations, finance and/or marketing, and other skills that would enhance the Board’s effectiveness.

•	Review from time to time the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee.

•	Develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees, and oversee this annual self-evaluation process.

•	Develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review these guidelines regularly, and at least annually, and recommend changes as necessary or appropriate.

•	Monitor and safeguard the independence of the Board, assuring that the majority of the Board continues to be independent and review any potential conflict of interest between a director and the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the Committee in its sole discretion may deem appropriate.

The Committee shall have full access to the Company’s management, as necessary or appropriate to carry out these responsibilities.

The Committee shall have the authority to retain independent advisors to assist in carrying out its responsibilities, as the Committee in its sole discretion may deem appropriate. The Committee shall have sole authority to approve the terms of any such engagement, including fees, with funding provided by the Company.

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The Committee shall timely report its activities to the Board and make such recommendations to the Board as it deems appropriate.

The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

The Committee shall perform any other activities consistent with its Charter, the Company’s charter and/or Bylaws, and governing law (including SEC and Nasdaq rules), as the Committee or the Board deems necessary or appropriate.

IV.    MEETINGS

The Committee shall meet at least annually or more frequently as appropriate.

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Appendix C—Human Resources and Compensation Committee Charter

CHARTER OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary purpose of the Human Resources and Compensation Committee (the “Committee”) is to provide oversight to the appropriate development of the human capabilities of Applied Materials, Inc. (the “Company”). The Company’s Board of Directors (the “Board”) and the Committee recognize that developing the capabilities of the Company’s executives and employees is vital to the Company’s ability to capitalize on its opportunities and increase long-term stockholder value. Accordingly, the Committee’s most important goal is to oversee the Company’s programs that foster employee and executive development. In furtherance of its primary goal, the Committee also determines executive compensation and oversees significant employee benefits programs, policies and plans relating to the Company’s employees and executives. As appropriate, the Committee’s activities are reported to the Board.

II.    COMPOSITION

The Committee shall consist of no fewer than two directors. Each member of the Committee shall be (1) a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, (2) an “outside director,” as defined in Section 162(m) of the Internal Revenue Code of 1986, and (3) an “independent director,” as defined in Rule 4200 of the Nasdaq Marketplace Rules. One member of the Committee shall be the Chair. Members of the Committee and its Chair shall be appointed annually and may be removed by the Board. Interlocking Committee memberships (e.g., company chief executive officers sitting on each other’s compensation committees) shall be avoided. In the event any one of the appointed Committee members ceases to be a non-employee or outside director, the Board will promptly select another non-employee, outside director to serve on the Committee.

III.    RESPONSIBILITIES AND DUTIES

The Committee has strategic and administrative responsibility on a broad range of overall Company human resources programs, compensation, benefits, and equity plan matters. The Committee evaluates and oversees the Company’s primary strategies for employee and executive development. The Committee seeks to provide that the Chief Executive Officer, other officers, and key management of the Company are compensated and motivated effectively in a manner consistent with the Company’s business objectives, competitive practices/trends, the requirements of appropriate regulatory bodies, the compensation strategy of the Company, and fiduciary and corporate responsibilities, including internal equity considerations.

In carrying out the purposes set forth above, the Committee shall:

•	Review regularly and approve the Company’s programs for employee and executive development, including performance and skills evaluation, training, wellness and management depth and succession planning.

•	Review annually and approve the Company’s compensation strategy to provide that officers are rewarded appropriately for their contributions to the Company’s growth and profitability, and that the executive compensation strategy supports Company objectives.

•	Review annually and determine the individual elements of total compensation for the Chief Executive Officer and such other key officers as the Committee determines to be appropriate.

•	Assure that the Senior Executive Bonus Plan (the “Plan”) is administered in a manner consistent with the Company’s compensation strategy and the Plan’s terms as to the following:

•	Participation

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•	Target annual incentive awards

•	Performance goals

•	Actual awards paid to Plan participants

•	Adopt, amend and oversee the administration of all equity-related incentive plans and senior executive bonus plans.

•	Approve the compensation of members of the Board.

•	Review with the Chief Executive Officer matters relating to management succession and executive organization development.

•	Adopt, amend and oversee the administration of the Company’s major employee benefits programs.

•	Prepare periodic reports for the Board regarding the above items.

•	Prepare a report to be included in the Company’s proxy statement for each annual meeting that describes the Company’s executive compensation policies and practices.

The Committee shall have the authority to invite members of the Company’s management to attend its meetings. However, the Chief Executive Officer shall not be present when his or her compensation is determined. Written minutes of the proceedings of each meeting or consent action of the Committee shall be prepared and circulated to each member of the Committee.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the Committee in its sole discretion may deem appropriate.

IV.    MEETINGS

Committee meetings generally will be held in conjunction with Board meetings. Special meetings of the Committee (in person or telephonic) may be called by the Board Chairman or by any Committee member.

The Committee shall meet regularly, but at least annually (or more frequently as appropriate).

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Appendix D—Corporate Governance Guidelines

CORPORATE GOVERNANCE GUIDELINES OF APPLIED MATERIALS, INC.

I.    INTRODUCTION

The following principles have been adopted by the board of directors (the “Board”) of Applied Materials, Inc. (“Applied” or the “Company”) as the Company’s corporate governance guidelines (“Guidelines”). These Guidelines, along with the Company’s Certificate of Incorporation and Bylaws and the charters of the Board committees, provide the framework for the governance of Applied. The Guidelines are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic process, these Guidelines will be reviewed periodically and may be changed by the Board from time to time.

II.    ROLE OF THE BOARD AND MANAGEMENT

The Board is responsible for oversight of Applied’s business that is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (“CEO”). The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Both the Board and management recognize that stockholders’ long-term interests are advanced by responsibly addressing the concerns of other stakeholders essential to the Company’s success, including employees, customers, suppliers, the communities in which Applied does business, the government and the public.

III.    FUNCTIONS OF THE BOARD

The Board reviews reports by management on the performance of the Company, its plans and prospects, as well as issues facing the Company, during its regularly scheduled meetings (typically four per year) and any special meetings. Directors are expected to prepare for, attend and participate in all scheduled Board and applicable committee meetings. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	selecting, evaluating, and approving the compensation of the Company’s senior executives and overseeing succession planning for these executives;

•	reviewing, approving and overseeing fundamental financial and business strategies and major corporate actions;

•	reviewing and approving long-term strategic and business plans, overseeing execution and evaluating results of such plans;

•	nominating directors, reviewing the structure and operation of the Board, and overseeing effective corporate governance;

•	assessing major risks facing the Company and reviewing options for their mitigation; and

•	assuring processes are in place for maintaining the integrity of the Company, including the integrity and transparency of its financial statements, compliance with laws and ethics, the integrity of relationships with customers and suppliers, and relationships with other stakeholders.

IV.    SIZE OF BOARD, DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

The Board is responsible for determining the number of directors on the Board based upon the nature and scope of the Company’s operations and the need for diversity of Board views. The Board has currently determined this range to be between 8 and 12 directors and will periodically review the appropriate size of the Board.

The Company’s stockholders elect directors each year at the Annual Meeting of Stockholders. The Board will select nominees and recommend them for election by stockholders and fill any vacancies that may arise between annual stockholder meetings. As part of its selection process, the Board may consider recommendations from other sources of director candidates with diverse backgrounds and experience who will enhance the quality of the Board, serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals. The Board may delegate the screening process to the Corporate Governance and Nominating Committee. Stockholders may also propose nominees for consideration by the Corporate Governance and Nominating Committee by submitting the name(s) and supporting information to: Corporate Secretary, Applied Materials, Inc., 2881 Scott Boulevard, M/S 2064, Santa Clara, CA 95050.

In selecting nominees, the Board will assess the independence, character, and acumen of candidates and will endeavor to collectively establish a number of areas of core competency of the Board, including: business judgment; management; accounting and finance; industry and technology knowledge; understanding of manufacturing; leadership; strategic vision; knowledge of international markets; and marketing. Directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience, and be committed to representing the long-term interests of the Company’s stockholders. They must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in various areas that are relevant to the Company’s global activities.

A majority of the directors will be “independent directors” pursuant to SEC and Nasdaq rules. “Independent director” means a person other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company for at least five years. Although the majority of directors must be independent, it is recognized that directors who do not meet the independence standards also make valuable contributions to the Board and to the Company by reason of their experience, knowledge and familiarity with the Company.

Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with his/her service as an outstanding director. Directors are encouraged to limit the number of other boards (excluding non-profit) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards.

The Corporate Governance and Nominating Committee, from time to time, may review the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and the needs of the Company. This assessment should include the areas of core competency established by the Board and should strive for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board at that point in time.

The Board anticipates that the Company’s CEO will be nominated annually to serve on the Board, and may also serve as Chairman of the Board. The Board may also appoint or nominate certain other members of the Company’s management whose experience and role at the Company are expected to help the Board fulfill its responsibilities.

New Board members will attend a director orientation program provided by the Company that will include written materials, meetings with key management and visits to Company facilities. Each director is also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities. The chief legal officer and the chief financial officer are responsible for providing the orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that will assist them in discharging their duties.

The Board does not believe that directors who retire or change their principal occupation or business association should necessarily leave the Board. However, upon such an event, the Board, through the Corporate Governance and Nominating Committee, shall review the appropriateness of continued Board membership.

The Board does not believe that arbitrary term limits on directors’ service are beneficial, nor does it believe that directors should expect to be re-nominated as a matter of course. The Board self-evaluation process is an important determinant of Board tenure. Directors will not typically be nominated for election to the Board after they reach the age of 70, which the Board considers to be a generally appropriate retirement age, although the Board may decide to waive this policy in individual cases.

V.    BOARD COMMITTEES

The Board has established the following committees to assist the Board in discharging its responsibilities: (i) Audit; (ii) Corporate Governance and Nominating; (iii) Human Resources and Compensation; (iv) Investment; (v) Stockholder Rights Plan Review; and (vi) Strategy. From time to time, the Board may form a new committee or disband a current committee, depending upon the circumstances.

The charters of the Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees are published on the Applied website (www.appliedmaterials.com), and will be mailed to stockholders on written request. The Board is responsible for the appointment of the chair and members of each committee. The committee chairs report the highlights of their meetings to the Board following each meeting of the respective committees. The committees occasionally hold meetings in conjunction with the Board.

The number, content, frequency, length and agenda of committee meetings and other matters of committee governance will be determined by each committee in light of the authority delegated by the Board to the committee; the committee’s charter, if any, as approved by the Board; and legal, regulatory, accounting or governance principles applicable to that committee’s function. Sufficient time to consider the agenda items will be provided. Materials related to agenda items will be sent to committee members sufficiently in advance of the meeting to allow the members to prepare for discussion of the items at the meeting.

Audit Committee

The Audit Committee oversees the financial reports and other financial information provided by the Company to its stockholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls, and the Company’s auditing, accounting and financial reporting processes. The Committee also reviews and approves, where appropriate, related-party transactions and appoints and reviews the performance of the independent accountants. In addition, the Committee further aids the Board in its oversight of the Company’s tax, legal, regulatory and ethical compliance, including oversight of the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in identifying individuals qualified to be directors, oversees the composition, structure and evaluation of the Board and its committees, and develops and maintains a set of corporate governance guidelines. The committee reviews these guidelines regularly and recommends changes as necessary or appropriate.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee oversees the Company’s programs that foster employee and executive development, determines executive compensation and oversees significant employee benefits programs, policies and plans relating to the Company’s employees and executives. In addition, the Committee adopts, amends and oversees administration of all equity-related incentive plans and senior executive bonus plans and approves the compensation of members of the Board.

Investment Committee

The Investment Committee reviews and approves the Company’s major investments, including strategies for acquiring or divesting companies, real property, and other assets.

Stockholder Rights Plan Review Committee

The Stockholder Rights Plan Review Committee reviews the Company’s stockholder rights plan (the “Plan”) when and as appropriate, and at least every three years; considers whether the maintenance of the Plan continues to be in the best interests of the Company and its stockholders; and, if it determines that such action is appropriate, recommends changes to the Plan or redemption of rights issued under the Plan.

Strategy Committee

The Strategy Committee reviews the Company’s long-term strategic goals, objectives and plans concerning existing and potential markets, technologies, products, services, and business opportunities and recommends changes, as appropriate. As part of its review, the Committee evaluates strategies in an effort to effectively align and maximize the Company’s technological capabilities, and product and service offerings with customers’ needs and market opportunities.

VI.    INDEPENDENCE OF COMMITTEE MEMBERS

The Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees shall consist solely of independent directors. In addition to the requirement that a majority of the Board satisfy the independence standards discussed in Section IV above, members of the Audit Committee must also satisfy the additional independence requirement that they not directly or indirectly receive any compensation from the Company other than their directors’ compensation.

VII.    SELECTION OF CHAIRMAN AND CEO

The Board is responsible for selecting the Company’s CEO and for selecting the Chairman of the Board. The Board should make this choice in a manner that is best for the Company under all of the circumstances. The Board does not have a policy on whether or not the roles of CEO and Chairman should be separate or combined and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee.

VIII.    MEETINGS OF NON-EMPLOYEE DIRECTORS

Non-employee directors meet without the presence of management directors from time to time as deemed necessary or appropriate.

IX.    SELF-EVALUATION

The Board and each committee will perform an annual self-evaluation. This assessment should be of the Board’s or committee’s contribution as a whole and should specifically review areas in which a further contribution to the Company could be made. Its purpose is to increase the effectiveness of the Board and the respective committee, not to critique individual Board or committee members.

X.    BOARD MEETINGS AND AGENDA

Board meetings are scheduled in advance typically every quarter for a full day. Special meetings may be called as necessary. The meetings are usually held at the Company’s headquarters in Santa Clara, California, but occasionally may be held at another facility in the U.S. or abroad.

Information and data that is important to the Board’s understanding of business to be discussed at a meeting should be distributed in writing to the Board before the Board meets. As a general rule, materials on specific subjects should be sent to Board members in advance so that Board meeting time may be conserved and discussion time is focused on questions that the Board has about the material. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

The Board shall be responsible for its agenda. The CEO will propose for the Board’s approval key topics to be scheduled and discussed during the course of the next year and the Board will be invited to offer its suggestions. As a result of this process, a schedule of major discussion items for the following year will be established. The Chairman or committee chair, as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO or appropriate committee chair at any time. It is the policy of the Board to review major business operations of the Company on a periodic basis, and to review long-term strategic plans and annual operating plans.

The Board encourages management to schedule managers to present material at Board meetings who: (a) can provide additional insight into the topics being discussed because of personal involvement in these areas; or (b) have future potential that management believes should be given exposure to the Board. The Board welcomes the regular attendance at each Board meeting of non-Board members who are in the most senior management positions of the Company.

XI.    ETHICS AND CONFLICTS OF INTEREST

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities. The Board expects Applied directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising Applied’s Standards of Business Conduct. The Board oversees the Company’s Ethics Program, which presently includes the Company’s Standards of Business Conduct, an Ombudsman responsible for receiving and investigating complaints and a 24-hour global toll-free hotline.

If a director becomes involved in activities or interests that conflict or appear to conflict with the interests of the Company and these activities result in an actual or potential conflict of interest, the director is required to disclose such conflict promptly to the Board. The Board will determine an appropriate resolution on a case-by-case basis. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO; and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

The Company will not make any personal loans or extensions of credit to directors or executive officers. No director (other than employee directors) or family member may provide personal services for compensation to the Company.

XII.    REPORTING CONCERNS TO NON-EMPLOYEE DIRECTORS OR THE AUDIT COMMITTEE

Anyone who has a concern about Applied’s conduct or about its accounting, internal accounting controls or auditing matters may communicate that concern directly to any non-employee director, the Audit Committee or Ombudsman. Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to designated addresses, or reported by phone to a confidential, global, toll-free phone number. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by Applied’s Ombudsman in the same way that other concerns are addressed by the Company. The status of all outstanding concerns addressed to the non-employee directors or the Audit Committee will be reported to the directors on a quarterly basis. The non-employee directors or the Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s Standards of Business Conduct prohibit any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

XIII.    COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

The Human Resources and Compensation Committee is responsible for approving compensation and benefits, including stock options, for non-employee directors. In discharging this duty, it shall be guided by three goals: compensation should fairly pay directors for work required on behalf of a company of Applied’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be transparent and easily understandable. At the end of each year, the Human Resources and Compensation Committee shall review non-employee director compensation and benefits.

XIV.    ANNUAL COMPENSATION REVIEW OF SENIOR MANAGEMENT

The Human Resources and Compensation Committee shall annually approve the goals and objectives for compensating the CEO. That Committee shall evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The Committee shall also annually approve the compensation structure for the Company’s officers, and shall evaluate the performance of the Company’s senior executive officers before approving their salary, bonus and other incentive and equity compensation.

XV.    ACCESS TO EMPLOYEES

The Board has complete access to any Applied employee. Non-employee directors are encouraged to contact employees of the Company with or without senior management present.

XVI.    ACCESS TO INDEPENDENT ADVISORS

The Board (as an entity) and each of its committees shall have the right at any time to retain independent financial, legal or other advisors, with funding provided by the Company.

XVII.    MISCELLANEOUS

These Guidelines are in addition to and are not intended to change or interpret any federal or state law, including the General Corporation Law of Delaware.

Directions to the Santa Clara Convention Center

5001 Great America Parkway, Santa Clara, California 95054

DIRECTIONS FROM SAN JOSE:

•	Take Highway 101 North to Great America Parkway exit.
•	Turn right onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

DIRECTIONS FROM SAN FRANCISCO:

•	Take Highway 101 South to Great America Parkway exit.
•	Turn left onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

DIRECTIONS FROM BERKELEY / OAKLAND:

•	Take Highway 880 South.
•	Exit Route 237 West.
•	Turn left onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

APPLIED MATERIALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 20, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James C. Morgan and Joseph J. Sweeney, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Applied Materials, Inc. to be held on Thursday, March 20, 2003, at 11:00 a.m., and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the item set forth on the reverse side and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

Dear Stockholder:

On the reverse side of this card are instructions on how to vote your shares for the election of directors by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Applied Materials, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)

APPLIED MATERIALS, INC. 2881 SCOTT BLVD. MS 2062 SANTA CLARA, CA 95050	YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET QUICK • EASY • IMMEDIATE AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK
If you vote by telephone or the Internet, DO NOT mail back the proxy card. THANK YOU FOR VOTING!

APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2003 Proxy Statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Your call is toll-free in the United States and Canada. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	APLYD1 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MATERIALS INC.

Election of Directors

1.	The Board recommends a vote FOR each of the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.
	01) Michael H. Armacost	06) Dan Maydan	☐	☐	☐
	02) Deborah A. Coleman	07) Steven L. Miller
	03) Herbert M. Dwight, Jr.	08) James C. Morgan
	04) Philip V. Gerdine	09) Gerhard H. Parker
	05) Paul R. Low	10) Stan Shih

If you plan on attending the meeting, please check the box to the right.        ☐

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE TEN NOMINEES FOR ELECTION AS DIRECTORS.      (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date